                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   ALTEON INC.


         Kenneth I. Moch hereby certifies that:

         1. The name of the corporation is Alteon Inc. (the "Corporation"), and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is October 22, 1986.

         2. He is the duly elected President and Chief Executive Officer of the Corporation.

         3. Paragraph 4 of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 41,993,329 shares. The Corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock" respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is 40,000,000, and each such shares of Common Stock shall have a par value of $.01 per share. The total number of shares of Preferred Stock authorized to be issued by the Corporation is 1,993,329, and each such share shall have a par value of $.01 per share."

         4. The foregoing amendment has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote thereon was 17,974,125. Holders of 83.1% of such outstanding shares approved such amendment at the duly called and conducted Annual Meeting of the stockholders of the Corporation, held on July 22, 1998.





                                      * * *

                  IN WITNESS WHEREOF, Alteon Inc. has caused this Certificate of Amendment to be signed by its President this 27th day of July 1999.

                                    Alteon Inc.



                                    By:  /s/ Kenneth I. Moch
                                         ---------------------------------------
                                    Name: Kenneth I. Moch
                                    Title: President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  GERITECH INC.

         Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned corporation executes this Certificate of Amendment to its Restated Certificate of Incorporation.

         I. Paragraph FIRST of the Corporation's Restated Certificate of Incorporation is amended to provide in its entirety:

            "FIRST: The name of the Corporation is Alteon Inc."

         II. Paragraph FOURTH of the Corporation's Certificate of Incorporation is amended to provide in its entirety:

                  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 34,000,000 shares. The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is 30,000,000, and each such share of Common Stock shall have a par value of $.01 per share. The total number of shares of Preferred Stock authorized to be issued by the Corporation is 4,000,000, and each such share shall have a par value of $.01 per share.

                  Each share of Common Stock of the Corporation, par value $.01 per share, issued and outstanding or held in the treasury of the Corporation is hereby reclassified and changed into 3.36 fully paid and nonassessable shares of Common Stock of the Corporation, par value $.01, and each holder of record of a certificate for one or more shares of Common Stock of the Corporation as of the close of business on the date this amendment becomes effective shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing 3.36 shares of Common Stock for each one share of Common Stock represented by the certificate of such holder."

         III. Paragraph ELEVENTH, TWELFTH and THIRTEENTH, are hereby added to the Restated Certificate of Incorporation:

                  "ELEVENTH: Upon the consummation of the initial public offering of securities of the Corporation under the Securities
         Act of 1933, as amended (the "Securities Act"), the Board of Directors of the Corporation shall be divided into three classes, which are hereby designated Class A, Class B and Class C, respectively. The names and post office addresses of the directors of the Corporation until the next annual meeting of stockholders and the class to which each shall belong are as follows:

         Name                                         Post Office Address
         ----                                         -------------------
                                    Class A

         Marilyn G. Breslow                           527 Madison Avenue
                                                      New York, N.Y.  10022

         Craig A.T. Jones                             435 Tasso Street
                                                      Palo Alto, CA 94310

                                    Class B

         Richard D. Propper, M.D.                     600 Montgomery Street
                                                      San Francisco, CA 94111

         Stephen R. Wong                              3201 Fostoria Way
                                                      San Ramon, CA 94583

                                    Class C

         Charles A. Faden                             165 Ludlow Avenue
                                                      Northvale, N.J.  07647

         Paul Cameron                                 20 Heathcliff Road
                                                      Rumson, N.J.  07780

         Louis Fernandez                              74 Crystal Downs
                                                      Frankfort, MI 49635

                  The term of office of the initial Class A directors shall expire at the next annual meeting of stockholders; that of the Class B directors at the second succeeding annual meeting of stockholders; and that of the Class C directors at the third succeeding annual meeting of stockholders. At each annual meeting after the initial classification of directors, directors to replace those whose terms expire at such meeting shall be elected to hold office until the third succeeding annual meeting. Each class shall hold office until its successors are elected and qualified. In addition to the limitations imposed by law, the classification of directors shall be subject to the following limitations: (i) the number of directors shall be determined in accordance with the Bylaws of the Corporation and (ii) the classes must be equal in number as possible.

                  TWELFTH: Upon the consummation of the initial public offering of securities of the Corporation under the Securities Act, (a) the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Voting Stock (except as otherwise provided herein, all capitalized terms used in this Article TWELFTH shall have the meanings set forth in paragraph (b) below) of the Corporation, in each case voting together as a single class, which vote shall include the affirmative vote of at least two-thirds (2/3) of the outstanding shares of Voting Stock held by stockholders other than a Related Person, shall be required for the approval or authorization of any Business Combination; provided, however, that the super-majority voting requirement referred to above shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law, any other provision of this Certificate of Incorporation, any Preferred Stock and any agreement with any national securities exchange, if, (1) in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, the condition specified in paragraph (i) below is satisfied, or, (2) in the case of any other Business Combination, the conditions specified in paragraphs (i) or (ii) below are satisfied:

                  (i) such Business Combination shall have been approved by a majority of the Disinterested Directors of the Corporation; or

                  (ii) Each of the following five conditions have been satisfied or have been waived by a vote of not less than a majority of the Disinterested Directors:

                                    (A) the aggregate amount of the cash and the
         Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this clause
         (ii)(A) shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Related Person has acquired any shares of the Common Stock):

                                            (1) if applicable, the highest per
         share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Related Person which were acquired beneficially by such Related Person (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which such person became a Related Person, whichever is higher; or

                                            (2) the Fair Market Value per share
         of Common Stock on the Announcement Date, or on the Determination Date, whichever is higher; or

                                            (3) the amount which bears the same
         percentage relationship to the Fair Market Value of the Common Stock on the Announcement Date as the highest per share price determined in
         (ii)(A)(1) above bears to the Fair Market Value of the Common Stock on the date of the commencement of the acquisition of the Common Stock by such Related Person; and

                                    (B) the aggregate amount of the cash and the
         Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of the shares of any class or series of Voting Stock (other than Common Stock) shall be at least equal to the highest of the following (it being intended that the requirements of this clause (ii)(B) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Related Person has previously acquired any shares of a particular class of series of Voting Stock):

                                            (1) if applicable, the highest per
         share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially by such Related Person (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which such person became a Related Person, whichever is higher; or

                                            (2) if applicable, the highest
         preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                                            (3) the Fair Market Value per share
         of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or

                                            (4) the amount which bears the same
         percentage to the Fair Market Value of such class or series of Voting Stock on the Announcement Date as the highest per share price in
         (ii)(B)(1) above bears to the Fair Market Value of such Voting Stock on the date of the commencement of the acquisition of such Voting Stock by such Related Person; and

                                    (C) the consideration to be received by
         holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Related Person and, if the Related Person beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by each holder of such class or series of Voting Stock shall be at the option of such holder, either cash or the form used by the Related Person to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by the Related Person prior to the Announcement Date; and

                                    (D) after such Related Person has become a
         Related Person and prior to the consummation of such Business
         Combination:

                                        (1) such Related Person shall not have
         become the beneficial owner of any additional shares of Voting Stock of the Corporation, except as part of the transaction in which such person became a Related Person or upon conversion of convertible securities acquired by such person prior to becoming a Related Person or as a result of a pro rata stock dividend or stock split; and

                                        (2) such Related Person shall not have
         received the benefit, directly or indirectly (except proportionately as a stockholder), or any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

                                        (3) such Related Person shall not have
         caused any material change in the Corporation's business or capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation to any third party; and

                                        (4) there shall have been (x) no failure
         to declare and pay at the regular date therefor the full amount of dividends (whether or not cumulative) on any outstanding Preferred Stock, except as approved by a majority of the Disinterested Directors
         (y) no reduction in the rate of dividends, annualized on the basis of the last dividend declaration, paid on Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors and (z) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization, self tender offer or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and

                                    (E) a proxy or information statement
         describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulation thereunder (or any subsequent provisions replacing such rules and regulations), whether or not the Corporation is then subject to such requirements shall be mailed by and at the expense of the Related Person at least 40 days prior to the Consummation Date of such Business Combination to the public stockholders of the Corporation (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions), and shall contain at the front thereof in a prominent place (1) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Disinterested Directors, if any, may choose to state, and (2) the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Combination from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion, to be unaffiliated with such Related Person and, if there are at the time any Disinterested Directors, to be selected by a majority of the Disinterested Directors).

                  (b) For the purposes of this Article TWELFTH and Article
         THIRTEENTH:

                           (i) The term "Business Combination" shall mean (A) any merger, consolidation or binding share exchange of the Corporation or any subsidiary with or into any Related Person, (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with a Related Person of Assets either of the Corporation (including, without limitation, any voting securities of a Subsidiary) or of a Subsidiary having an aggregate Fair Market Value of $10,000,000 or more, (C) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to the Corporation or a Subsidiary of assets of a Related Person having a Fair Market Value of $10,000,000 or more, (D) the issuance or transfer by the Corporation or any Subsidiary (other than by way of a pro rata distribution to all stockholders) of any securities of the Corporation or any Subsidiary to a Related Person, (E) any transaction involving the Corporation or any Subsidiary (whether or not with or into or otherwise involving a Related Person), and including without limitation, any reclassification of securities (including any reverse stock split) or recapitalization or reorganization of the Corporation, any merger or consolidation of the Corporation with any of its Subsidiaries or any self tender offer for or repurchase of securities of the Corporation by the Corporation or any Subsidiary, which in any such case has the effect, directly or indirectly, of increasing the voting power (whether or not then exercisable) of a Related Person or increasing the share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary beneficially owned by a Related Person, (F) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person, (G) any series or combination of transactions directly or indirectly having the same effect as any of the foregoing or (H) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

                           (ii) The term "Disinterested Director" shall mean any member of the Board of Directors who is not affiliated with, and not a nominee of, a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Disinterested Director who is not affiliated with, and not a nominee of, the Related Person and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors who are then members of the Board of Directors.

                           (iii) The term "Fair Market Value" shall mean (A) in the case of stock, the highest closing sale price during the 30-day period commencing on the 40th day preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the New York Stock Exchange-Composite Tape, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period commencing on the 40th day preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of stock as determined by a majority of the Disinterested Directors in good faith; and (B) in the case of property other than cash or stock, the fair market value of such property as determined by a majority of the Disinterested Directors in good faith.

                           (iv) The term "Related Person" shall mean and include any individual, corporation, partnership or other "person" or "group" of persons or entities (as such terms are used in Rule

         13d under the Exchange Act), and the "Affiliates" and "Associates" (as such terms are in Rule 12b-2 under the Exchange Act) of any such individual, corporation, partnership or other person or group of persons, other than the Corporation or any Subsidiary or any employee benefit plan or plans sponsored by the Corporation or any Subsidiary, that (A) individually or together constitute the Beneficial Owner of an aggregate of ten percent (10%) or more of the outstanding Voting Stock of the Corporation, (B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of ten percent (10%) or more of the outstanding Voting Stock of the Corporation, or (C) is an assignee or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by a Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

                  (v) The term "Subsidiary" shall mean any company fifty percent (50%) of whose outstanding equities having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or a Subsidiary or by the Corporation and one or more Subsidiaries.

                  (vi) The term "Voting Stock" shall mean all outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to shares having such proportion of the number of shares entitled to be cast.

                  (vii) The term "Announcement Date" shall mean the date of first public announcement of the proposed Business Combination.

                  (viii) The term "Determination Date" shall mean the date on which the Related Person became a Related Person.

                  (ix) The term "Consummation Date" shall mean the date of the consummation of the Business Combination.

                  (x) A person shall be the "Beneficial Owner" of any Voting
         Stock: (A) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (B) which such person or any of its Affiliates or Associates has (1) the rights to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the rights to vote or direct the vote pursuant to any agreement, arrangement or understanding; or (C) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or depositing of any shares of Voting Stock.

                  (xi) For purposes of subparagraphs (a)(ii)(A) and (a)(ii)(B) of this Article TWELFTH, the expression "other consideration to be received" shall include, without limitation, Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the Corporation's existing stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

                  THIRTEENTH: Except as approved by a vote of not less than a majority of the directors of the Corporation then holding office (or, in the event that the Corporation at the time has a Related Person, then by a vote of not less than a majority of the Disinterested Directors), Articles ELEVENTH and TWELFTH hereof and this Article THIRTEENTH may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Voting Stock of the Corporation, considered for purposes of this Article THIRTEENTH as one class; provided, however, that if there is a Related Person on the Record Date for the meeting at which such action is submitted to the stockholders for their consideration, such eighty percent (80%) vote must include the affirmative vote of at least two-thirds (2/3) of the outstanding shares of Voting Stock held by stockholders other than the Related Person. The voting requirements contained in this Article THIRTEENTH shall be in addition to voting requirements imposed by law or other provisions of this Certificate of Incorporation or any designation of preferences in favor of certain classes or series of classes of Preferred Stock of the Corporation or any agreement with any national securities exchange."

         IV. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242(b) of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, this Certificate of Amendment is made this 29th day of August, 1991.

                                              GERITECH INC.


                                              By:  /s/Charles A. Faden
                                                   ---------------------------
                                                   Charles A. Faden, President
                                                   and Chief Executive Officer

ATTEST:


By:/s/ Brian Hayden
   -----------------------------
       Brian Hayden, Secretary

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  GERITECH INC.

                                     * * * *

                       Adopted in accordance with Sections
                     242 and 245 of the General Corporation
                          Law of the State of Delaware

                                     * * * *


     CHARLES A. FADEN and BRIAN J. HAYDEN, being the President and Secretary, respectively, of Geritech Inc. (the "Corporation"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY THAT:

         FIRST: The Corporation filed its original Certificate of Incorporation on October 22, 1986 under the name of Geritech Inc.

         SECOND: The Corporation filed amendments to the Certificate of Incorporation on September 9, 1987 and February 4, 1988.

         THIRD: The Corporation filed a Restated Certificate of Incorporation on June 24, 1988.

         FOURTH: The Corporation filed a Certificate of Designation of Series D Preferred Stock on July 25, 1989.

         FIFTH: The Board of Directors of the Corporation at a meeting held on November 28, 1990, and in accordance with Sections 242, 245 and 141(i) of the General Corporation Law of the State of Delaware, adopted a resolution authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation. The Restated Certificate of Incorporation of the Corporation which sets forth as amended, and which restates and integrates, the Certificate of Incorporation of the Corporation as heretofore amended and supplemented is attached hereto and incorporated herein as Exhibit A.

         SIXTH: In accordance with Sections 228, 242 and 245 of the General Corporate Law of the State of Delaware, the holders of a majority of the issued and outstanding shares of Common Stock, a majority of the issued and outstanding shares of Series A Preferred Stock, a majority of the issued and outstanding shares of Series B Preferred Stock, a majority of the issued and outstanding shares of Series C Preferred Stock and a majority of the issued and outstanding shares of Series D Preferred Stock of the Corporation, and the holders of sixty seven percent (67%) of the issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting together as a single class, adopted the Restated Certificate of

Incorporation, attached hereto as Exhibit A, by written consents in lieu of an annual meeting of the stockholders of the Corporation, as of December 6, 1990.

         SEVENTH: In accordance with Section 228 of the General Corporation Law of the State of Delaware, written notice has been given to the stockholders who have not consented in writing.

         IN WITNESS WHEREOF, the undersigned has caused this Restated Certificate of Incorporation to be signed by Charles A. Faden, its President, and Brian J. Hayden, its Secretary this 6th day of December, 1990.

                                      GERITECH INC.,
                                      a Delaware Corporation


                                      By: /s/ Charles A. Faden
                                          --------------------
                                           Charles A. Faden
                                           President

ATTEST:

By: /s/ Brian J. Hayden
    -------------------
        Brian J. Hayden
        Secretary

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  GERITECH INC.


         FIRST:  The name of the Corporation is Geritech Inc.

         SECOND: The registered office of the Corporation in the State of Delaware is to be located at the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is six million five hundred thousand (6,500,000). The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is four million (4,000,000), and each such share of Common Stock shall have a par value of $0.01 per share. The total number of shares of Preferred Stock authorized to be issued by the Corporation is two million five hundred thousand (2,500,000) and each such share shall have a par value of $0.01 per share.

         FIFTH: The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, by adopting a resolution or resolutions and filing a certificate or certificates pursuant to the applicable provisions of the General Corporation Law of Delaware, to establish from time to time the number of shares to be included in each such series of Preferred Stock, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares removed from such series by such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         270,000 shares of Preferred Stock are hereby designated as the Series A Preferred Stock of the Corporation ("Series A Stock"), 400,000 shares of Preferred Stock are hereby designated as Series

B Preferred Stock of the Corporation ("Series B Stock"), 835,606 shares of Preferred Stock are hereby designated as the Series C Preferred Stock of the Corporation ("Series C Stock"), 233,531 share of Preferred Stock are hereby designated as the Series D Preferred Stock of the Corporation "Series D Stock") and 262,534 shares of Preferred Stock are hereby designated as the Series E Preferred Stock of the Corporation("Series E Stock"). The powers, preferences, rights, qualifications, limitations and restrictions of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock are set forth below in this Article FIFTH.

         1.       DIVIDEND RIGHTS.

                  (a) Series A Stock. Subject to the prior rights of the holders of Series B Stock, Series C Stock, Series D Stock and Series E Stock, the holders of the Series A Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds and assets of the Corporation legally available therefor, noncumulative dividends in the total amount of $0.10 per share of Series A Stock per calendar year. No dividend or distribution (as hereinafter defined) shall be declared or made with respect to the Common Stock of the Corporation during any calendar year until dividends in a total amount equal to $0.10 per share of Series A Stock shall have been declared and paid (or set apart for payment) in full in such calendar year. Dividends on the Series A Stock shall not be cumulative, and no right shall accrue to the holders of Series A Stock by reason of the fact that the Corporation may fail to declare or pay dividends on the Series A Stock in the amount of $0.10 per share or in any amount in any previous calendar year, whether or not the earnings of the Corporation in that previous calendar year were sufficient to pay such dividends in whole or in part.

                  (b) Series B Stock. The holders of the Series B Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds and assets of the Corporation legally available therefor, cumulative dividends, payable in cash, which, commencing on the date of issuance with respect to each share of Series B Stock, shall accumulate ratably from day to day at the rate of $0.50 per annum per share of Series B Stock, whether or not earned or declared. Nothing in this Section 1(b) is intended to obligate the Corporation to declare any dividends on the Series B Stock. No dividend or distribution (as hereinafter defined) shall be declared or made with respect to the Series A Stock or the Common Stock of the Corporation during any calendar year until dividends in a total amount equal to the greater of (i) $0.50 per share of Series B Stock then outstanding or (ii) all unpaid cumulative dividends then accumulated on the outstanding Series B Stock shall have been declared and paid (or set apart for payment) in full in such calendar year. Any accumulation of dividends on the Series B Stock shall not bear interest.

                  (c) Series C Stock. The holders of the Series C Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds and assets of the Corporation legally available therefor, cumulative dividends, payable in cash, which, commencing on the date of issuance with respect to each share of Series C Stock, shall accumulate ratably from day to day at the rate of 7.575% per annum of the Series C Liquidation Value (plus any accumulated but unpaid dividends) of each share of Series C Stock, whether or not earned or declared. Nothing in this Section 1(c) is intended to obligate the Corporation to declare any dividends on the Series C Stock. No dividend or distribution (as hereinafter defined) shall be declared or made with respect to the Series A Stock or the Common Stock of the Corporation during any calendar year until dividends in a total amount equal to the greater of (i) 7.575% per annum of the Series C Liquidation Value (plus any accumulated but unpaid dividends) of each share of Series C Stock then outstanding or (ii) all unpaid cumulative dividends then accumulated on the outstanding Series C Stock shall have been declared and paid (or set apart for payment) in full in such calendar year. Any accumulation of dividends on the Series C Stock shall not bear interest. The "Series C Liquidation Value" shall equal $6.60 per share.

                  (d) Series D Stock. The holders of the Series D Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds and assets of the Corporation legally available therefor, cumulative dividends, payable in cash, which, commencing on the date of issuance with respect to each share of Series D Stock, shall accumulate ratably from day to day at the rate of $0.975 per annum per share of Series D Stock, whether or not earned or declared. Nothing in this Section 1(d) is intended to obligate the Corporation to declare any dividends on the Series D Stock. No dividend or distribution (as hereinafter defined) shall be declared or made with respect to the Series A Stock or the Common Stock of the Corporation during any calendar year until dividends in a total amount equal to the greater of (i) $0.975 per share of Series D Stock then outstanding or (ii) all unpaid cumulative dividends then accumulated on the outstanding Series D Stock shall have been declared and paid (or set apart for payment) in full in such calendar year. Any accumulation of dividends on the Series D Stock shall not bear interest.

                  (e) Series E Stock. The holders of the Series E Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds and assets of the Corporation legally available therefor, cumulative dividends, payable in cash, which, commencing on the date of issuance with respect to each share of Series E Stock, shall accumulate ratably from day to day at the rate of $1.44 per annum per share of Series E Stock, whether or not earned or declared. Nothing in this Section 1(e) is intended to obligate the Corporation to declare any dividends on the Series E Stock. No dividend or distribution (as hereinafter defined) shall be declared or made with respect to the Series A Stock or the Common Stock of the Corporation during any calendar year until dividends in a total amount equal to the greater of (i) $1.44 per share of Series E Stock then outstanding or (ii) all unpaid cumulative dividends then accumulated on the outstanding Series E Stock shall have been declared and paid (or set apart for payment) in full in such calendar year. Any accumulation of dividends on the Series E Stock shall not bear interest.

                  (f) Partial Dividend Payments. If at any time less than the full amount of accumulated dividends is paid with respect to the Series B Stock, Series C Stock, Series D Stock and Series E Stock then outstanding, dividends shall be paid ratably among the holders of the Series B Stock, Series C Stock, Series D Stock and Series E Stock based upon the total amount of accumulated dividends with respect to each series of stock.

                  (g) Distribution. As used in this Section 1, the term "distribution" shall mean a transfer of cash, property or securities without consideration, whether by way of dividend or otherwise, or the purchase or redemption of shares of the Corporation; provided, however, that the term "distribution" shall not include (i) a dividend in shares of the Common Stock of the Corporation, (ii) any purchase or redemption by the Corporation of shares of its Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock pursuant to the provisions of Section 4 hereof, or (iii) any purchase or redemption by the Corporation of shares of its Common Stock from a current or former employee, officer, director, consultant of, or other person performing services for the Corporation if such purchase or redemption is approved by the Corporation's Board of Directors.

                  (h) Waiver of Dividends. An affirmative vote of the holders of at least 67% of Series B Stock, Series C Stock, Series D Stock and Series E Stock, voting together as a single class, may waive all or any portion of accrued but unpaid dividends on the Series B Stock, Series C Stock, Series D Stock and Series E Stock. Such waiver shall be pro rata among the holders of Series B Stock, Series C Stock, Series D Stock and Series E Stock based upon the total amount of accrued dividends with respect to each such series of Preferred Stock.

         2.       LIQUIDATION.

                  (a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock then outstanding shall, on an equal priority pari passu basis, be entitled, prior and in preference in all respects to the holders of the Common Stock, to be paid first out of the assets and funds of the Corporation legally available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, (i) in the case of the Series A Stock, an amount equal to $1.25 per share of Series A Stock plus all declared and unpaid dividends thereon, to and including the date full payment of the amounts payable to the holders of Series A Stock under this Section 2(a) shall be tendered to the holders of the Series A Stock, (ii) in the case of the Series B Stock, an amount equal to $5.00 per share of Series B Stock plus all accumulated and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment of the amounts payable to the holders of Series B Stock under this Section 2(a) shall be tendered to the holders of the Series B Stock, (iii) in the case of the Series C Stock, an amount equal to $6.60 per share of Series C Stock plus all accumulated and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment of the amounts payable to the holders of Series C Stock under this Section 2(a) shall be tendered to the holders of the Series C Stock, (iv) in the case of the Series D Stock, an amount equal to $12.85 per share of Series D Stock plus all accumulated and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment of the amounts payable to the holders of Series D Stock under this
Section 2(a) shall be tendered to the holders of the Series D Stock, and (v) in the case of the Series E Stock, an amount equal to $19.05 per share of Series E Stock plus all accumulated and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment of the amounts payable to the holders of Series E Stock under this Section 2(a) shall be tendered to the holders of the Series E Stock.

                  (b) Insufficient Assets. If the funds and assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock of the preferential amounts described in Section 2(a) above, then the entire funds and assets of the Corporation legally available for such distribution to stockholders shall be distributed pro rata among the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock in proportion to the amounts of their respective aggregate liquidation preferences as described in Section 2(a) above. After payment in full of the aforesaid preferential amounts shall have been made to the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, then, provided that such liquidation, dissolution or winding up contemplates a distribution to holders of Common Stock, all remaining assets and funds of the Corporation legally available for distribution to stockholders shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares of Common Stock then held by each of them.

                  (c) Special Treatment of Reorganizations, Mergers, Consolidations and Sales of Assets. A reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or entities, or a sale, conveyance, lease, transfer or other disposition of all or substantially all of the Corporation's properties and assets, or a sale or other transfer, in a single transaction or in a series of related transactions, of fifty percent (50%) or more of the Corporation's outstanding stock shall be deemed to be a liquidation, dissolution and winding up of the Corporation under this Section 2.

                  (d) Special Election. Each holder of Series A Stock, each holder of Series B Stock, each holder of Series C Stock, each holder of Series D Stock and each holder of Series E Stock, shall individually have the right to elect the benefits of the provisions of Section 5(h) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.

                  (e) Distributions Other than Cash. Whenever a distribution provided for in this Section 2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

         3.       VOTING RIGHTS.

         Except as otherwise expressly required by applicable law or as otherwise provided herein, the rights of the holders of Series A Stock, the holders of Series B Stock, the holders of Series C Stock, the holders of Series D Stock, the holders of Series E Stock and the holders of Common Stock to vote on any matter submitted to stockholders of the Corporation shall be as follows:

                  (a) Common Stock. Each issued and outstanding share of Common Stock shall have one (1) vote. Except as provided herein, the holders of Common Stock, Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock will vote together as one class on all matters submitted to the Corporation's stockholders for approval.

                  (b) Series A Stock. Except as otherwise expressly required by applicable law or as otherwise provided herein, the Series A Stock shall have no voting rights whatsoever. In the event that the Series A Stock shall have voting rights under applicable law or otherwise provided herein, then each share of Series A Stock shall have that number of votes which is equal to the number of whole shares of Common Stock into which such share of Series A Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and the determination of the number of whole shares of Common Stock into which a share of Series A Stock is convertible for the purposes of calculating the number of votes the holder of Series A Stock may cast in respect of such holder's Series A Stock shall be calculated based upon the total number of shares of Series A Stock held by such holder on the applicable record date, and not upon each share of Series A Stock held by such holder.

                  (c) Series B Stock. Except as otherwise expressly required by applicable law or as otherwise provided herein, and subject to the second sentence of this Section 3(c), each share of Series B Stock shall have that number of votes which is equal to the product obtained by multiplying (i) 1.675 by (ii) the number of whole shares of Common Stock into which such share of Series B Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The determination of the number of whole shares of Common Stock into which a share of Series B Stock is convertible for the purposes of calculating the number of votes the holder of Series B Stock may cast in respect of such holder's Series B Stock shall be calculated based upon the total number of shares of Series B Stock held by such holder on the applicable record date, and not upon each share of Series B Stock held by such holder.

                  (d) Series C Stock. Except as otherwise expressly required by applicable law, as otherwise provided in this Section 3(d) with respect to the election of directors or as otherwise provided herein, each share of Series C Stock shall have that number of votes which is equal to the number of whole shares of Common Stock into which such share of Series C Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and the determination of the number of whole shares of Common Stock into which a share of Series C Stock is convertible for the purposes of calculating the number of votes the holder of Series C Stock may cast in respect of such holder's Series C Stock shall be calculated based upon the total number of shares of Series C Stock held by such holder on the applicable record date, and not upon each share of Series C Stock held by such holder. In the election of directors, the holders of the Series C Stock voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock (with each share of Series C Stock entitled to one vote) shall be entitled to elect two directors to the Corporation's board of directors.

                  (e) Series D Stock. Except as otherwise expressly required by applicable law or as otherwise provided herein, each share of Series D Stock shall have that number of votes which is equal to the number of whole shares of Common Stock into which such share of Series D Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and the determination of the number of whole shares of Common Stock into which a share of Series D Stock is convertible for the purposes of calculating the number of votes the holder of Series D Stock may cast in respect of such holder's Series D Stock shall be calculated based upon the total number of shares of Series D Stock held by such holder on the applicable record date, and not upon each share of Series D Stock held by such holder.

                  (f) Series E Stock. Except as otherwise expressly required by applicable law or as otherwise provided herein, each share of Series E Stock shall have that number of votes which is equal to the number of whole shares of Common Stock into which such share of Series E Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and the determination of the number of whole shares of Common Stock into which a share of Series E Stock is convertible for the purposes of calculating the number of votes the holder of Series E Stock may cast in respect of such holder's Series E Stock shall be calculated based upon the total number of shares of Series E Stock held by such holder on the applicable record date, and not upon each share of Series E Stock held by such holder.

         4.       REDEMPTION.

                  (a)      Voluntary Redemptions.

                        (i) All Preferred Stock. Provided that the holders of at least 67% of the then outstanding shares of Series B Stock, Series C Stock, Series D Stock and Series E Stock, voting together as a single class, have first consented in writing in advance to such redemption, the Corporation may, at any time after September 30, 1995, provided that it may lawfully do so, redeem in whole or in part: (1) the Series A Stock by paying in cash therefor on the "Redemption Date" (as defined in Section 4(d)(i) below) a sum equal to $1.25 per share of Series A Stock plus all declared and unpaid dividends thereon (such sum to be referred to herein as the "Series A Redemption Price"), (2) the Series B Stock by paying in cash therefor on the "Redemption Date" (as defined in Section 4(d)(i) below) a sum equal to $5.00 per share of Series B Stock plus all accumulated and unpaid dividends thereon, whether or not earned or declared (such sum to be referred to herein as the "Series B Redemption Price"),
(3) the Series C Stock by paying in cash therefor on the "Redemption Date" (as defined in Section 4(d)(i) below) a sum equal to $6.60 per share of Series C Stock plus all accumulated and unpaid dividends thereon, whether or not earned or declared (such sum to be referred to herein as the "Series C Redemption Price"), (4) the Series D Stock by paying in cash therefor on the "Redemption Date" (as defined in Section 4(d)(i) below) a sum equal to $12.85 per share of Series D Stock plus all accumulated and unpaid dividends thereon, whether or not earned or declared (such sum to be referred to herein as the "Series D Redemption Price"), (5) the Series E Stock by paying in cash therefor on the "Redemption Date" (as defined in Section 4(d))i) below) a sum equal to $19.05 per share of Series E Stock plus all accumulated and unpaid dividends thereon, whether or not earned or declared (such sum to be referred to herein as the "Series E Redemption Price").

                        (ii) A Single Series of Preferred Stock. The Corporation may, at any time after September 30, 1995, provided that it may lawfully do so, redeem in whole or in part any single series of Preferred Stock, provided that the holders of at least 67% of the then outstanding shares of Series B Stock, Series C Stock, Series D Stock and Series E Stock, voting together as a single class, plus the holders of at least a majority of the then outstanding shares of such series of Preferred Stock for which the Corporation is electing to redeem, have first consented in writing in advance to such redemption. Such redemption shall be made for: (1) the Series A Stock by paying therefor on the "Redemption Date" (as defined in Section 4(d)(ii) below) the Series A Redemption Price, (2) the Series B Stock, by paying therefor on the "Redemption Date" (as defined in Section 4(d)(ii) below) the Series B Redemption Price, (3) the Series C Stock by paying therefor on the "Redemption Date" (as defined in Section 4(d)(ii) below) the Series C Redemption Price, (4) the Series D Stock by paying therefor on the "Redemption Date" (as defined in Section 4(d)(ii) below) the Series D Redemption Price, and (5) the Series E Stock by paying therefor on the "Redemption Date" (as defined in Section 4(d)(ii) below) the Series E Redemption Price.

                  (b) Requested Redemption. Provided that the holders of at least 67% of the then outstanding shares of Series B Stock, Series C Stock, Series D Stock and Series E Stock, voting together as a single class, have first consented in writing in advance to such redemption, at any time after September 30, 1997, the holders of a majority of the outstanding Series C Stock, Series D Stock or Series E Stock may request redemption of all the outstanding Series C Stock, Series D Stock or Series E Stock, as the case may be, at a price per share payable in cash equal to the Series C Redemption Price, the Series D Redemption Price or the Series E Redemption Price, as applicable, by delivering written notice to the Corporation. Upon the receipt of a Preliminary Redemption Notice

(as defined in Section 4(d)(iii) below), the holders of a majority of each of the other series of Preferred Stock may each request redemption of all outstanding shares of such series of Preferred Stock, at a price per share payable in cash equal to the respective Redemption Prices thereof, by delivery of written notice to the Corporation within fifteen (15) days after receipt of the Preliminary Redemption Notice.

                  (c) Partial Redemption. Unless otherwise provided herein:

                        (i) in the event of a partial redemption involving more than one series of Preferred Stock, such redemption shall be made pro rata among all of such series of Preferred Stock; then

                        (ii) any partial redemption shall be made pro rata among all holders of each individual series of Preferred Stock.

                  (d)      Mechanics of Redemption.

                        (i) Redemption Procedure-Voluntary, For All Preferred Stock. At least thirty (30) but no more than sixty (60) days prior to the date fixed for any redemption of Series A Stock, Series B Stock, Series C Stock Series D Stock and Series E Stock under Section 4(a)(i) above (the "Redemption Date"), written notice (the "Redemption Notice") shall be sent by registered or certified mail, postage prepaid, to each holder of record of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock at the close of business on the business day next preceding the day on which the Redemption Notice is sent, at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is then located. The Redemption Notice shall notify each holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock of the redemption to be effected, specifying the Redemption Date, the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price and the Series E Redemption Price, the place at which payment may be obtained and the date ("Termination Date") on which such holder's conversion rights (as set forth in Section 5 hereof) as to such shares terminate (which Termination Date shall in no event be earlier than the close of business on the date five (5) days prior to the Redemption Date) and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate(s) representing the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock to be redeemed. Shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock that have been converted into Common Stock prior to the Termination Date shall not be redeemable under this Section 4. Notwithstanding anything here to the contrary, if there shall be a default or delay in the payment of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price or the Series E Redemption Price, then the holders of the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock to be redeemed shall retain all rights, preferences and privileges relating to their shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, including without limitation the conversion rights set forth in Section 5 hereof, until the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price and the Series E Redemption Price shall have been paid in full. Except as provided in Section 4(d)(iv) hereof, on and after the Redemption Date each holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall surrender to the Corporation the certificate(s) representing the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock owned by such holder to be redeemed, duly endorsed for transfer to the Corporation, and certificate(s) shall promptly be issued representing any unredeemed shares.

                        (ii) Redemption Procedure-Voluntary, For a Single Series of Preferred Stock. At least thirty (30) but not more than sixty (60) days prior to the date fixed for any redemption of any single series of Preferred Stock under Section 4(a)(ii) above (the "Redemption Date"), written notice (the "Redemption Notice") shall be sent by registered or certified mail, postage prepaid, to each holder of record of such series of Preferred Stock at the close of business on the business day next preceding the day on which the Redemption Notice is sent, at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is then located. The Redemption Notice shall notify each holder of such series of Preferred Stock of the redemption to be effected, specifying the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and the date ("Termination Date") on which such holder's conversion rights (as set forth in Section 5 hereof) as to such shares terminate (which Termination Date shall in no event be earlier than the close of business on the date five (5) days prior to the Redemption Date) and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate(s) representing the shares of such series of Preferred Stock to be redeemed. Shares of such series of Preferred Stock that have been converted into Common Stock prior to the Termination Date shall not be redeemable under this Section 4. Notwithstanding anything herein to the contrary, if there shall be a default or delay in the payment of the applicable Redemption Price, then the holders of the shares of such series of Preferred Stock to be redeemed shall retain all rights, preferences and privileges relating to their shares of such series of Preferred Stock, including without limitation the conversion rights set forth in Section 5 hereof, until the applicable Redemption Price shall have been paid in full. Except as provided in Section 4(d)(iv) hereof, on and after the Redemption Date each holder of such series of Preferred Stock shall surrender to the Corporation the certificate(s) representing the shares of such series of Preferred Stock owned by such holder to be redeemed, duly endorsed for transfer to the Corporation, and certificate(s) shall promptly be issued representing any unredeemed shares.

                        (iii) Redemption Procedure - Requested. Within fifteen
(15) days after receipt of written notice of a request for redemption of the Series C Stock, Series D Stock or Series E Stock pursuant to Section 4(b) above, the Corporation will deliver a written notice (the "Preliminary Redemption Notice"), by registered or certified mail and postage prepaid, to each holder of record of each of the other series of Preferred Stock at the close of business on the business day next preceding the day on which the Preliminary Redemption Notice is sent, at the address last shown on the records of the Corporation for such holder or given by such holder for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is then located. The Preliminary Redemption Notice shall notify each holder of each of the other series of Preferred Stock of the redemption of Series C Stock, Series D Stock or Series E Stock, as applicable, and the rights of the holders of each of the other series of Preferred Stock to request redemption under Section 4(b). The Corporation will fix a date for redemption of the Series C Stock, Series D Stock or Series E Stock, as applicable, and any of the other series of Preferred Stock ("Redemption Date"), by delivering written notice (the "Final Redemption Notice") of such date by registered or certified mail, postage prepaid within thirty (30) days after the Corporation has delivered the Preliminary Redemption Notice. The Final Redemption Notice will be sent to each holder of record of Series C Stock, Series D Stock or Series E Stock, as applicable, and any of the other series of Preferred Stock at the close of business on the business day next preceding the day on which the Final Redemption Notice is sent, at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is then located. The Redemption Date shall be at least forty-five (45) days but no more than seventy-five (75) days after the Corporation's delivery of the Preliminary Redemption Notice. The Final Redemption Notice shall notify each holder of Series C Stock, Series D Stock or Series E Stock, as applicable, and any of the other series of Preferred Stock of the redemption to be effected, specifying the Redemption Date, the Series C Redemption Price, the Series D Redemption Price or the Series E Redemption Price, as applicable, and the applicable Redemption Price for any of the other series of Preferred Stock, the place at which payment may be obtained and the date ("Termination Date") on which such holder's conversion rights (as set forth in Section 5 hereof) as to such shares terminate (which Termination Date shall in no event be earlier than the close of business on the date five (5) days prior to the Redemption Date) and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate(s) representing the shares of Series C Stock, Series D Stock or Series E Stock, as applicable, and any of the other series of Preferred Stock to be redeemed. Shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock that have been converted into Common Stock, prior to the Termination Date shall not be redeemable under this Section 4. Notwithstanding anything herein to the contrary, if there shall be a default or delay in the payment of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price or the Series E Redemption Price, then the holders of the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock to be redeemed shall retain all rights, preferences and privileges relating to their shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, including without limitation the conversion rights set forth in Section 5 hereof, until the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price and the Series E Redemption Price, as applicable, shall have been paid in full. Except as provided in Section 4(d)(iv) hereof, on and after the Redemption Date each holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock, and Series E Stock shall surrender to the Corporation the certificate(s) representing the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock owned by such holder to be redeemed, duly endorsed for transfer to the Corporation, and certificate(s) shall promptly be issued representing any unredeemed shares.

                        (iv) Effect of Redemption. From and after any Redemption Date, unless there shall have been a default or delay in payment of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price or the Series E Redemption Price, all rights of the holders of such redeemed shares as holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock, and/or Series E Stock (except the right to receive the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price and/or Series E Redemption Price without interest upon surrender of their certificate(s)) shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to this Section 4(d), if the assets and funds of the Corporation legally available for redemption of shares of Series A Stock, Series B

Stock, Series C Stock, Series D Stock and Series E Stock are insufficient to redeem the total number of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock ratably among the holders of such shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock to be redeemed in the same proportion in which such shares would be redeemed under
Section 4(c). The shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock not redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein.

                        (v) Payment of Redemption Price. Three (3) business days prior to the Redemption Date, the Corporation shall deposit the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price and the Series E Redemption Price for all outstanding shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust company to pay, on and after the date fixed for redemption or prior thereto, the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price and the Series E Redemption Price to the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock to be redeemed, respectively, upon surrender of their certificates. Any moneys deposited by the Corporation pursuant to this Section 4(d)(v) for the redemption of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock which are thereafter converted into shares of Common Stock pursuant to
Section 5 hereof prior to the close of business on the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 4(d)(v) remaining unclaimed at the expiration of one (1) year following the Redemption Date shall thereafter be returned to the Corporation together with any interest accrued thereon, provided that the stockholders to which such monies would be payable hereunder shall be entitled, upon proof of ownership of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and/or Series E Stock payment of any bond requested by the Corporation, to receive such monies without interest from the Redemption Date.

         5.       CONVERSION RIGHTS.

         The holders of the Series A Stock, the holders of the Series B Stock, the holders of the Series C Stock, the holders of the Series D Stock and the holders of the Series E Stock shall have the following rights with respect to the conversion of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock into shares of Common
Stock:

                  (a) General. Subject to and in compliance with the provisions of this Section 5, any share of Series A Stock, any share of Series B Stock, any share of Series C Stock, any share of Series D Stock and any share of Series E Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock which a holder of Series A Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Series A Conversion Rate then in effect (as defined in Section 5(c)) by the number of shares of Series A Stock being converted. The number of shares of Common Stock which a holder of Series B Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Series B Conversion Rate then in effect (as defined in Section 5(c)) by the number of shares of Series B Stock being converted. The number of shares of Common Stock which a holder of Series C Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Series C Conversion Rate then in effect (as defined in Section 5(c)) by the number of shares of Series C Stock being converted. The number of shares of Common Stock which a holder of Series D Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Series D Conversion Rate then in effect (as defined in Section 5(c) hereof) by the number of shares of Series D Stock being converted. The number of shares of Common Stock which a holder of Series E Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Series E Conversion Rate then in effect (as defined in Section 5(c) hereof) by the number of shares of Series E Stock being converted. Subject to and in compliance with the applicable provisions of this Section 5, all shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock may, upon a vote of at least 67% of such stock voting together as a single class (Series A Stock voting only to the extent such stock shall have a right to vote under applicable law or under the Certificate of Incorporation of the Corporation, as amended or restated), be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock which a holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the applicable conversion rate then in effect (as defined in Section 5(c)) by the number of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, respectively, being converted.

                  (b)      Automatic Conversion Upon Initial Public Offering.

                        (i) Simultaneously with the closing of a firm commitment underwritten public offering of the Common Stock of the Corporation to the general public pursuant to a registration statement on Form S-1 filed with, and declared effective by, the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), in which the aggregate net cash proceeds to the Corporation exceed ten million dollars ($10,000,000) and the offering price equals or exceeds nineteen dollars and eighty cents ($19.80) per share of Common Stock, as presently constituted, all outstanding shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, shall automatically be converted into Common Stock pursuant to this Section 5 at the applicable conversion rate then in effect (as defined in Section 5(c)), without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock; provided that all declared and unpaid dividends on such shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall first have been paid in full.

                        (ii) Upon the occurrence of the automatic conversion specified in the preceding Section 5(b)(i), each holder of such converted shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or its attorney duly authorized in writing. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless and until certificates evidencing such shares of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen, mutilated or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Notwithstanding the failure of any holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock to surrender the certificate(s) evidencing said holder's Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, as provided in this Section 5(b)(ii), such holder's Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock thereby shall nevertheless be treated as converted pursuant to this Section 5(b) and shall, from and after the date on which such conversion occurred, be deemed to have been retired and cancelled, and the Corporation shall be entitled to take such action as may be necessary to reduce accordingly the authorized number of shares of such Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock and to treat any holder of such Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock in all respects as a holder of the appropriate number of shares of the Corporation's Common Stock.

                  (c) Conversion Rates. The Conversion Rate in effect at any time for the Series A Stock (the "Series A Conversion Rate") shall be the quotient obtained by dividing $1.25 by the Series A Conversion Price then in effect, calculated as provided in Section 5(d). The Conversion Rate in effect at any time for the Series B Stock (the "Series B Conversion Rate") shall be the quotient obtained by dividing $5.00 by the Series B Conversion Price then in effect, calculated as provided in Section 5(d). The Conversion Rate in effect at any time for Series C Stock (the "Series C Conversion Rate") shall be the quotient obtained by dividing $6.60 by the Series C Conversion Price then in effect, calculated as provided in Section 5(d). The Conversion Rate in effect at any time for the Series D Stock (the "Series D Conversion Rate") shall be the quotient obtained by dividing $12.85 by the Series D Conversion Price then in effect, calculated as provided in Section 5(d). The Conversion Rate in effect at any time for the Series E Stock (the "Series D Conversion Rate") shall be the quotient obtained by dividing $19.05 by the Series E Conversion Price then in effect, calculated as provided in Section 5(d).

                  (d) Conversion Prices. The Conversion Price for the Series A Stock (the "Series A Conversion Price") shall initially be $1.25, and the Series A Conversion Price shall be adjusted from time to time in accordance with this
Section 5. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted. The Conversion Price for the Series B Stock (the "Series B Conversion Price") shall initially be $5.00, and the Series B Conversion Price shall be adjusted from time to time in accordance with this
Section 5. All references to the Series B Conversion Price herein shall mean the Series B Conversion Price as so adjusted. The Conversion Price for the Series C Stock (the "Series C Conversion Price") shall initially be $6.60, and the Series C Conversion Price shall be adjusted from time to time in accordance with this
Section 5. All references to the Series C Conversion Price herein shall mean the Series C Conversion Price as so adjusted. The Conversion Price for the Series D Stock (the "Series D Conversion Price") shall initially be $12.85 and the Series D Conversion Price shall be adjusted from time to time in accordance with this
Section 5. All references to the Series D Conversion Price herein shall mean the Series D Conversion Price as so adjusted. The Conversion Price for the

Series E Stock (the "Series E Conversion Price") shall initially be $19.05 and the Series E Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series E Conversion Price herein shall mean the Series E Conversion Price as so adjusted. All references herein to a "Conversion Price" shall mean the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price, as applicable, and all references herein to "Conversion Prices" shall mean collectively the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price.

                  (e) Adjustment to the Conversion Prices Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price then in effect shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such series of Preferred Stock. The Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any subsequent Extraordinary Common Stock Event or Events. As used herein, the term "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock (i.e., a stock split), or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock (i.e., a reverse stock split).

                  (f)      Adjustments to Conversion Prices for Diluting Issues.

                        (i) Special Definitions. For purposes of this Section 5(f), the following definitions shall apply:

                             (1) "Convertible Securities" shall mean any
evidence of indebtedness, stock (other than Common Stock and the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock authorized herein) or other securities convertible into or exchangeable for Common Stock.

                             (2) "Original Issue Date" shall mean, with respect
to a share of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, the date of issuance of such share of stock.

                             (3) "Options" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire (A) shares to any class or series of Common Stock or Preferred Stock now or hereafter authorized (other than any shares of Common Stock that are excluded from the definition of "Additional Shares of Common Stock" by Section 5(f)(i)(4) hereof) or (B) any Convertible Security.

                             (4) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or, pursuant to Section 5(f)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable at any time:

                                  (A) upon the conversion of shares of the
Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock authorized herein;

                                  (B) to officers, directors or employees of, or
consultants to, the Corporation or its subsidiaries, if any, pursuant to a stock grant, stock option plan, stock option agreement, stock purchase plan, stock purchase agreement, or other similar stock agreement or arrangement approved by the Board of Directors, in an aggregate amount of not more than 750,000 shares of Common Stock, as presently constituted (including all stock options presently outstanding but net of any shares repurchased by the Corporation from officers, directors, employees, or consultants at their original issue price upon termination of employment or consulting services pursuant to the terms of agreements approved by the Board of Directors of the Corporation), such number of shares to be subject to proportional adjustment to reflect any subsequent Extraordinary Common Stock Event; or

                                  (C) as a dividend or distribution on the
Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E
Stock.

                        (ii) No Adjustment of Conversion Prices. No adjustment of the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, such issue. No adjustment of the Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price in effect on the date of, and immediately prior to, such issue. No adjustment of the Series C Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to, such issue. No adjustment of the Series D Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series D Conversion Price in effect on the date of, and immediately prior to, such issue. No adjustment of the Series E Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series E Conversion Price in effect on the date of, and immediately prior to, such issue.

                        (iii) Deemed Issue of Additional Shares of Common Stock.

                             (1) Options and Convertible Securities. In the
event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, upon the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(f)(iv) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price in effect on the date of and immediately prior to such issue, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                  (A) no further adjustment in the Series A
Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities, except as provided in Section 5(f)(iii)(B) below;

                                  (B) if such Options or Convertible Securities
by their terms provide, with the passage of time or otherwise, for any change in the amount of consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price for a series of Preferred Stock computed upon the original issue thereof, and any subsequent adjustment based thereon, shall, upon any such change becoming effective, be recomputed to reflect an appropriate increase or decrease reflecting such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, but only if as a result of such adjustment such Conversion Price as then in effect is not increased above the price at which such Conversion Price would then have been in effect had such Options and such Convertible Securities never been issued;

                                  (C) upon the expiration of any such Options or
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price for a series of Preferred Stock computed upon the original issue thereof, and any subsequent adjustment based thereon, shall, upon such expiration, be recomputed as if:

                                       (I) in the case of Convertible Securities
or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon the exercise of all such Options, plus the consideration actually received by the Corporation for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                       (II) in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been issued was the consideration actually received by the Corporation for the issue of all such Options, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                  (D) no readjustment pursuant to Sections
5(f)(iii)(1)(B) or (C) above shall have the effect of increasing the applicable Conversion Price for a series of Preferred Stock to an amount which exceeds the lower of (i) such Conversion Price on the original adjustment date, or (ii) the Conversion Price for such series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                                  (E) in the case of any Options which expire by
their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the applicable Conversion Price for a series of Preferred Stock shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Section 5(f)(iii)(1)(C) above.

                           (iv) Determination of Consideration. For purposes of
this Section 5(f), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                               (1) Cash and Property. Such consideration
shall:

                                  (A) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation (after reduction for applicable selling expenses and sales commissions) excluding amounts paid or payable for accrued interest or accrued dividends;

                                  (B) insofar as it consists of property other
than cash, be computed at the fair value thereof received by the Corporation at the time of such issue (after reduction for applicable selling expenses and sales commissions), as determined in good faith by the Board of Directors of the Corporation; and

                                  (C) in the event Additional Shares of Common
Stock are issued together with other shares of securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in Sections 5(f)(iv)(1)(A) and
(B) above, as determined in good faith by the Board of Directors of the Corporation.

                             (2) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(f)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing:

                                  (A) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities (after reduction for applicable selling expenses and sales commissions), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                  (B) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon exercise of such Options or the conversion or exchange of such Convertible Securities.

                             (3) Stock Dividends and Stock Subdivisions. Any
Additional Shares of Common Stock deemed to have been issued, relating to stock dividends and stock subdivisions, shall be deemed to have been issued for no consideration and will be treated as an Extraordinary Common Stock Event under
Section 5(e).

                        (v) Adjustment of Conversion Prices upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(f)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price for a series of Preferred Stock in effect on the date of and immediately prior to such issue, then, and in each such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction:

                                  (1) the numerator of which shall be the number
of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued (and/or deemed issued) would purchase at such Conversion Price; and

                                  (2) the denominator of which shall be the
number of shares of Common Stock outstanding immediately prior to such issue plus the number of Additional Shares of Common Stock so issued (and/or deemed issued).

For the purposes of the above subparagraphs (1) and (2) of this Section 5(f)(v), all shares of Common Stock issuable upon conversion of outstanding shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall be deemed to be outstanding shares of Common Stock, all shares of Common Stock issuable upon full exercise or conversion of outstanding Options and Convertible Securities shall be deemed to be outstanding shares of Common Stock and, immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 5(f)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding shares of Common Stock. Notwithstanding the above provisions of this Section 5(f)(v), upon the happening of an Extraordinary Common Stock Event the applicable Conversion Price for a series of Preferred Stock shall be adjusted solely pursuant to the provisions of Section 5(e) and not this Section 5(f)(v).

         (g) Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets (excluding cash dividends provided for elsewhere herein) then, and in each such event, provision shall be made so that (in addition to all other securities or property which holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock are then entitled to receive upon conversion of their Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock) the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall also be entitled to receive upon conversion of their Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock the number of securities or such other assets of the Corporation which they would have received had their Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock been converted into Common Stock on the date necessary to be entitled to receive such dividend or distribution.

         (h) Corporate Reorganization. If at any time or from time to time there shall be a capital reorganization or reclassification of the Common Stock (other than an Extraordinary Common Stock Event), a reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or entities, or a sale, conveyance, lease, transfer or other disposition of all or substantially all of the Corporation's properties and assets, or a sale or other transfer in a single transaction or in a series of related transactions, of fifty percent (50%) or more of the Corporation's outstanding stock (each of such transactions being hereinafter referred to as a "Corporate Reorganization"), then, as a part of such Corporate Reorganization, provision shall be made so that the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall thereafter be entitled to receive upon conversion of their shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, the number of shares of stock or other securities or property (including cash) of the Corporation, or of any successor corporation resulting from any such Corporate Reorganization, that are receivable upon such Corporate Reorganization by holders of the number of shares of Common Stock into which such shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock might have been converted immediately prior to such Corporate Reorganization, all subject to adjustment as provided herein. In any such case,

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
appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock after such Corporate Reorganization to the end that the provisions of this Section 5 (including adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock), shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         Upon the occurrence of a Corporate Reorganization, each holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, shall have the option of electing treatment of his, her or its shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and/or Series E Stock under either this Section 5(h) or Section 2(c) hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) days before the effective date of such Corporate Reorganization. The Corporation shall give each holder of record of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock at least twenty (20) days' advance written notice of the effective date of such Corporate Reorganization.

         (i) Exercise of Conversion Privilege. To convert Series A Stock, Series B Stock, Series C Stock, Series D Stock and/or Series E Stock into Common Stock (other than pursuant to Section 5(b) hereof), a holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock shall surrender the certificate(s) representing the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock being converted to the Corporation at its principal office or at the office of its transfer agent, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when the Corporation has received both such written notice and the certificate(s) representing the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and/or Series E Stock being converted shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and/or Series E Stock being converted, such certificate(s) as such holder may request for the number of whole shares of Common

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
Stock issuable upon the conversion of such shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and/or Series E Stock, in accordance with the provisions of this Section 5, cash in the amount of all dividends declared and unpaid on Series A Stock, Series B Stock, Series C Stock, Series D Stock and/or Series E Stock up to and including the Conversion Date, cash as provided in Section 5(j) in respect of any fraction of a share of Common Stock issuable upon such conversion, and any other securities, property or cash issuable upon such conversion as provided in Section 5(h). Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and/or Series E Stock shall cease and the person or persons in whose name or names any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

         (j) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock. In lieu of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, the Corporation shall pay to the holder of the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock which were converted, a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in good faith by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and/or Series E Stock being converted at any one time by any holder thereof, and not upon each share of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock being converted by such holder.

         (k) Partial Conversion. In the event some but not all of the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock that were not converted.

         (l) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion

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
Price, Series D Conversion Price and/or the Series E Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall furnish to each holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time by any holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price at the time in effect and (ii) the shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock.

     6. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of Preferred Stock which the Corporation shall be authorized to issue.

     7. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and the Series E Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, then the Corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     8. EVENTS OF NONCOMPLIANCE.

         (a) Definition. An Event of Noncompliance will be deemed to have occurred if:

              (i) the Corporation fails to make any redemption payment with respect to the Series C Stock, Series D Stock or

Series E Stock which it is obligated to make hereunder, whether or not such payment is legally permissible;

              (ii) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein with respect to the Series C Stock, Series D Stock or Series E Stock or in the Purchase Agreement dated as of June 24, 1988, between the Corporation and the original purchasers of the Series C Stock (the "Series C Agreement"); provided that an Event of Noncompliance will not be deemed to have occurred under this Section 8(a)(ii) if
(1) the Event of Noncompliance is not material to the Corporation's financial condition, operations, assets or business prospects, and (2) if the Event of Noncompliance is not material to any holder's investment in the Series C Stock, Series D Stock or Series E Stock; or

              (iii) any representation or warranty contained in the Series C Agreement or required to be furnished to any holder of Series C Stock pursuant to the Series C Agreement, or any information contained in writing furnished by the Corporation or any subsidiary to any holder of Series C Stock, is false or misleading in any material respect on the date made or furnished;

              (iv) the Corporation or any subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any subsidiary or of any substantial part of the assets of the Corporation or any subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a subsidiary) relating to the Corporation or any subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any subsidiary and either (1) the Corporation or any such subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (2) such petition, application or proceeding is not dismissed within sixty (60) days; or

              (v) the Corporation or any subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $1,000,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $1,000,000 to become due prior to its stated maturity.

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
              (b) Consequences of Certain Events of Noncompliance.

                   (i) If an Event of Noncompliance of the type described in
Section 8(a)(ii) has occurred and continued for a period of thirty (30) days or any other Event of Noncompliance has occurred, the holder or holders of a majority of the Series C Stock, Series D Stock or Series E Stock then outstanding may demand (by written notice delivered to the Corporation), immediate redemption of all or any portion of the Series C Stock, Series D Stock or Series E Stock owned by such holder or holders at a price per share equal to the Series C Redemption Price, the Series D Redemption Price or the Series E Redemption Price, as applicable. The Corporation will give prompt written notice of such election to the other holders of Series C Stock, Series D Stock or Series E Stock, as applicable, and to the holders of each of the other series of Preferred Stock (but in any event within ten (10) days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock by giving written notice thereof to the Corporation within fifteen (15) days after receipt of the Corporation's notice. The Corporation will redeem all Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock as to which rights under this Section 8(b)(i) have been exercised within thirty (30) days after receipt of the initial demand for redemption.

                   (ii) If any Event of Noncompliance exists, each holder of Series C Stock, Series D Stock and Series E Stock will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

     9. NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock against impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock above the amount payable therefor on such conversion, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series

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
A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock from time to time outstanding.

     10. PROTECTIVE PROVISIONS. Notwithstanding the provisions of Section 9, the prior affirmative vote of the holders of at least 67% of the Series A Stock (only to the extent that the Series A Stock shall have a right to vote under applicable law or under the Certificate of Incorporation of the Corporation, as amended or restated), Series B Stock, Series C Stock, Series D Stock and Series E Stock, voting together as a single class, and in the event there is any amendment to the Company's Restated Certificate of Incorporation or bylaws or a resolution of the Board of Directors of the Company which contains any provisions adversely affecting or otherwise impairing the rights of the holders of any individual series of Preferred Stock under the Restated Certificate of Incorporation of the Corporation or the applicable stock purchase agreement between the Corporation and the original purchasers of any series of Preferred Stock (the "Stock Purchase Agreements"), such vote including the affirmative vote of the holders of at least a majority of such affected series of Preferred Stock (but a majority vote of each series of Preferred Stock shall not be required if such event adversely affects or otherwise impairs the rights of the holders of all series of Preferred Stock), shall be required for any action which:

                   (i) merges, consolidates or reorganizes the Corporation, sells, assigns, leases or otherwise disposes of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereinafter acquired), or sells or otherwise transfers, in a single transaction or a series of related transactions, fifty percent (50%) or more of the Corporation's outstanding stock, or sells additional securities, in a single transaction or series of related transactions, representing fifty percent (50%) or more of the voting power of the Corporation after such sale, or assigns or otherwise disposes of or permits any subsidiary to do the foregoing, except for sales or other dispositions of assets in the ordinary course of business and except that any corporation all of whose outstanding shares of each class and series of stock and all of whose other securities are owned by the Corporation (a "Controlled Subsidiary") may merge into or consolidate with or transfer assets to any other Controlled Subsidiary without compliance with this Section 10(i);

                   (ii) Alters or changes any of the powers, rights, preferences, privileges, qualifications, limitations or restrictions of any series of Preferred Stock of the Corporation;

                   (iii) increases the authorized number of shares of the Preferred Stock or of any series of Preferred Stock;

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
                   (iv) creates a new class or series of capital stock having any rights, preferences or privileges superior to or on a parity with, in any respect, any series of Preferred Stock;

                   (v) would result in the payment of declaration (or setting aside for payment) of any dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock);

                   (vi) would result in the imputation of a dividend on any series of Preferred Stock pursuant to Section 305 of the United States Internal Revenue Code, as amended, or successor provisions thereto; or

                   (vii) involves the repurchase, redemption or other reacquisition of shares of the capital stock of the Corporation, other than redemptions, repurchases or conversions of any series of Preferred Stock contemplated herein or in any of the Stock Purchase Agreements and other than repurchases of shares of Common Stock from employees, officers, directors or consultants to the Corporation if such repurchases are effected pursuant to written agreements to which the Corporation is a party and which have been approved by the Board of Directors or authorized under an employee stock purchase, stock option or other plan or arrangement approved by the Board of Directors.

         11. NOTICES OF RECORD DATE. In the event of:

              (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

              (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any sale, conveyance, transfer or other disposition of all or substantially all of the assets of the Corporation;

then, and in each such event, the Corporation shall send by registered or certified mail, postage prepaid, to each holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, merger, consolidation, sale, conveyance, transfer or other disposition is expected to become effective and (iii) the time, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property

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
deliverable upon such reorganization, reclassification, recapitalization, merger, consolidation, sale, conveyance, transfer or other disposition. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which such action is to be taken.

     SIXTH: The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws and may alter or repeal any By-Law, whether adopted by them or otherwise.

     SEVENTH: The business and affairs of the Corporation shall be managed by the Board of Directors, and the directors need not be elected by ballot unless required by the By-Laws of the Corporation.

     EIGHTH: The Board of Directors may adopt By-Laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person against such liability.

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as


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
the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and other persons herein are granted subject to this reservation.

                                      -33-